Exhibit 24.1

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC. (the “Company”) hereby constitute and appoint Michael A. Crear and H. Michael Schwartz, or either of them acting singly, as the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11 initially filed with the Securities and Exchange Commission (the “SEC”) on or about September 27, 2017, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of April 11, 2020, by the following persons in the capacities indicated below.

Name	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2020

/s/ Michael A. Crear Michael A. Crear	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 10, 2020

/s/ Stephen G. Muzzy Stephen G. Muzzy	Independent Director	April 10, 2020

/s/ Brent Chappell Brent Chappell	Independent Director	April 11, 2020